UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On November 14, 2022, Rigetti Computing, Inc. (the “Company”) filed a Current Report on Form 8-K, as amended on December 2, 2022 (the “Original Form 8-K”), with the U.S. Securities and Exchange Commission (the “SEC”), announcing the resignation of the Company’s Founder, President and Chief Executive Officer, Dr. Chad Rigetti. This Amendment No. 2 to Current Report on Form 8-K (“Amendment No. 2”) further amends the Original Form 8-K in order to supplement the Company’s disclosure under Item 5.02 of the Original Form 8-K with respect to the terms of Dr. Rigetti’s separation agreement, which such terms were not known at the time of filing the Original Form 8-K. The Original Form 8-K otherwise remains unchanged and does not otherwise reflect events occurring after the original filing of the Form 8-K except as set forth in this Amendment No. 2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Original Form 8-K, on November 12, 2022, the Company’s board of directors accepted the resignation of Dr. Rigetti, the Company’s Founder, President and Chief Executive Officer, from all positions he held with the Company, and Dr. Rigetti continued as a director and non-executive employee of the Company until December 15, 2022 (the “Separation Date”).

On February 14, 2023, the Company and Dr. Rigetti entered into a Separation Agreement (the “Separation Agreement”), under which Dr. Rigetti is entitled to: (i) cash severance of $446,000, which is an amount equal to 12 months of Dr. Rigetti’s base salary in effect as of the Separation Date, payable in installments commencing on the Company’s first regular payroll date that is at least sixty (60) days following the Separation Date (but no earlier than the effective date of the Separation Agreement), provided that on the first payment date, the Company will make a catch-up payment equal to the aggregate amount of cash severance payments that would have been paid to him through such date had the payments commenced on the first regularly scheduled payroll date following the Separation Date, and (ii) provided Dr. Rigetti timely elects continued coverage under COBRA, payment of COBRA premiums to continue health insurance coverage for him and his eligible dependents until the earliest of (a) twelve (12) months following the Separation Date, (b) the date when Dr. Rigetti becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date when Dr. Rigetti ceases to be eligible for COBRA continuation coverage for any reason, including plan termination, or a taxable payment in lieu of such payment if determined necessary by the Company to comply with law. The Separation Agreement additionally includes a customary general release of claims by Dr. Rigetti in favor of the Company and certain related parties.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement for Chad Rigetti, dated as of February 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2023

RIGETTI COMPUTING, INC.

By:	/s/ Dr. Subodh Kulkarni
Dr. Subodh Kulkarni
Chief Executive Officer